Exhibit 10.15

AMBRX BIOPHARMA

SHARE INCENTIVE PLAN

(As Amended and Restated effective August 2, 2019,

and further amended November 6, 2020 and February 7, 2021)

ARTICLE 1.

PURPOSE

The purpose of the Ambrx Biopharma Share Incentive Plan (the “Plan”) is to enable Ambrx Biopharma, Inc., a Cayman Island company (the “Company”) to attract and retain the services of employees, consultants and members of the Board of Directors by providing such individuals with an incentive to generate returns to Company shareholders. All Share numbers in this Plan give effect to the share subdivision effected by the Company on September 12, 2018.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means (i) the Board, (ii) to the extent that there is a Committee, then the Committee, or (iii) any delegate of the Board or Committee designated as the Administrator as provided in Article 9. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 9.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Applicable Accounting Standards” means the International Financial Reporting Standards, Generally Accepted Accounting Principles in the United States, or such other accounting principles or standards as may apply to the Company’s financial statements under Applicable Laws.

2.3 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.4 “Article” means an article of this Plan.

2.5 “Award” means an Option, Restricted Share award, Restricted Share Unit or Other Share or Cash-Based Award granted to a Holder pursuant to the Plan.

2.6 “Award Agreement” means any written agreement, contract or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause,” with respect to a Holder, means “Cause” (or any term of similar effect) as defined in such Holder’s employment agreement with the Company if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (a) the Holder’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the Holder and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (b) the Holder’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Holder to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (c) the Holder’s gross negligence or willful misconduct or the Holder’s willful or repeated failure or refusal to substantially perform assigned duties; (d) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Holder against the Company; or (e) any acts, omissions or statements by a Holder which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

2.9 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of this Plan; provided, that in the absence of any such committee, the term “Committee” shall mean the Board.

2.11 “Company” means Ambrx Biopharma Inc., an exempted company incorporated in the Cayman Islands.

2.12 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.13 “Corporate Transaction” means any of the following transactions, provided, however, that the Committee shall determine under (e) and (f) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a) an amalgamation, arrangement, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction in which following such transaction the holders of the Company’s voting securities immediately prior to such transaction or a Related Entity own, directly or indirectly, fifty percent (50%) or more of the surviving entity or the parent of the surviving entity, as applicable;

(b) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or a Related Entity or by a Company or Related Entity-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Board who are not affiliates or associates of the offeror under Rule 12b-2 promulgated under the Exchange Act do not recommend such shareholders accept, or

(c) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Parent, Subsidiary or a Related Entity);

(d)    the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(e)    any takeover, reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a takeover or reverse takeover) in which the Company survives but (A) the securities of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise (and subclause (B) or (C) does not apply), or (B) the holders of the Company’s voting securities immediately prior to such transaction or a Related Entity do not hold, directly or indirectly. fifty percent (50%) or more of the Company or the Parent, as applicable, immediately following such takeover, reverse takeover or scheme of arrangement, or (C) the Company issues new voting securities in connection with any such transaction such that holders of the Company’s voting securities immediately prior to the transaction or a Related Entity no longer hold, directly or indirectly more than fifty percent (50%) of the voting securities of the Company or the Parent after the transaction; or

(f)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or a Related Entity or by a Company or Related Entity-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

Notwithstanding the foregoing, the following events shall not constitute a “Corporate Transaction”: (i) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation or a Related Entity hold, directly or indirectly, at least a majority of the voting securities in the successor company or its parent immediately after the merger or consolidation; (ii) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to a Related Entity; (iii) an initial public offering of any of the Company’s securities or any other transaction or series of related transactions principally for bona fide equity financing purposes; (iv) a reincorporation of the Company solely to change its jurisdiction; or (v) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion, directly or indirectly, by the persons who held the Company’s securities immediately before such transaction or a Related Entity.

2.14 “Director” means a director of the Company as recorded on the Company’s register of directors and officers from time to time.

2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

2.16 “Dividend Equivalents” means a right granted to a Holder pursuant to Section 7.1 hereof to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

2.17 “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Committee; provided, however, that Awards shall not be granted to Consultants or Directors who are resident of any country which pursuant to Applicable Laws does not allow grants to non-employees.

2.18 “Employee” means any person who has an employment relationship with a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.19 “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its shareholders, such as a share subdivision, share dividend, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the Share price (or other securities of the Company) and causes a change in the per Share value underlying outstanding Awards.

2.20 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.21 “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a) If the Shares are listed on one or more established stock exchanges or traded on an automated quotation systems, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed or traded on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law, or, if the date of determination is not a Trading Date, the closing sales price as quoted on the principal exchange or system on which the Shares are listed or traded on the Trading Date immediately preceding the date of determination;

(b) If depository receipts representing the Shares are listed on one or more established stock exchanges or traded on an automated quotation systems, the Fair Market Value shall be the closing sales price for such depository receipts (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable, multiplied by the number of Shares that are represented by such depository receipts, or, if the date of determination is not a Trading Date, the closing sales price as quoted on the principal exchange or system on which the Shares are listed or traded on the Trading Date immediately preceding the date of determination;

(c) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the date of determination; or

(d) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, (iv) on any Trading Date by reference to the closing sale price for Subsidiary Shares as reported on the established stock exchange or automated quotation system on which the Subsidiary Shares are traded, or any average of such closing sale process as determined by the Administrator, or (v) such other methodologies or information as the Administrator determines to be indicative of Fair Market Value.

2.22 “Good Reason” means (a) if a Holder is a party to a written employment or consulting agreement with the Company or any of its Parents or Subsidiaries or an Award Agreement in which the term “good reason” is defined, “Good Reason” as defined in such agreement, and (b) if no such agreement exists, (i) a change in the Holder’s position with the Company (or its Parent or Subsidiary employing the

Holder) that materially reduces the Holder’s authority, duties or responsibilities or the level of management to which he or she reports, (ii) a material diminution in the Holder’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (iii) a relocation of the Holder’s place of employment by more than fifty (50) miles, provided that such change, reduction or relocation is effected by the Company (or its Parent or Subsidiary employing the Holder) without the Holder’s consent.

2.23 “Holder” means a person who has been granted an Award.

2.24 “Incentive Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.25 “Majority Shareholder” means HOPU Reunion Company Limited or an affiliate thereof.

2.26 “Non-Qualified Option” means an Option that is not an Incentive Option.

2.27 “Option” means a right to purchase of Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Option or an Incentive Option; provided, however, that only Incentive Options may be granted to Employees.

2.28 “Other Share or Cash-Based Award” means other Awards of Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property.

2.29 “Parent” means any entity whether domestic or foreign, in an unbroken chain of entities ending with the Company, if each of the entities other the first entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.30 “Plan” means this amended and restated Ambrx Biopharma Share Incentive Plan, as it may be further amended or restated from time to time.

2.31 “Related Entity” means any Parent, any Subsidiary, the Majority Shareholder or an affiliate thereof.

2.32 “Restricted Share” means a Share subject to restrictions and repurchase or forfeiture rights granted pursuant to the Plan.

2.33 “Restricted Share Units” means the right to receive a Share at a future date granted pursuant to the Plan.

2.34 “Securities Act” means the United States Securities Act of 1933, as amended.

2.35 “Service Recipient” means the Company, any Parent or Subsidiary of the Company to which an Eligible Individual provides services as an Employee, Consultant or as a Director.

2.36 “Share” means an ordinary share of the Company, and such other securities of the Company that may be substituted for a Share pursuant to Article 11.

2.37 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.38 “Subsidiary Shares” means, if the Shares of the Company are not publicly traded on one or more established stock exchanges or automated quotation systems under an effective registration statement or similar document under Applicable Law or quoted by a recognized securities dealer (“Publicly Traded”) but the ordinary shares (or an equivalent class thereof ) of a Subsidiary of the Company are Publicly Traded, then the ordinary shares (or an equivalent class thereof) of such Publicly Traded Subsidiary.

2.39 “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a Corporate Transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

2.40 “Termination of Service” means,

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to a Service Recipient is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with another Service Recipient.

(b) As to a Director, the time when a Holder who is a Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with another Service Recipient.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Service Recipient is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with another Service Recipient.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Service Recipient employing or contracting with such Holder ceases to remain a Parent or Subsidiary following any merger, sale of securities or other corporate transaction or event (including, without limitation, a spin-off).

2.41 “Trading Date” means any day on which the Shares, Subsidiary Shares or depository receipts representing the Shares or Subsidiary Shares are (i) publicly traded on one or more established stock exchanges or automated quotation systems under an effective registration statement or similar document under Applicable Law or (ii) quoted by a recognized securities dealer.

2.42 “U.S. Person” means each Person who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States)

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 11.1 and Section 3.1(b) the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 44,094,909. The maximum number of Shares which may be issued upon the exercise of Incentive Options granted under the Plan is 44,094,909.

(b) If any Award expires or lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any Shares covered by such Award not being issued or being so reacquired by the Company, the unused shares covered by such Award shall again be available for the grant of Awards under the Plan. Further, Shares delivered to the Company by a Holder to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) shall be added to the number of Shares available for the grant of Awards under the Plan.

(c) To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company, any Parent or any Subsidiary shall not be counted against Shares available for grant pursuant to the Plan.

(d) Notwithstanding the provisions of Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, in the discretion of the Committee, if depository receipts representing the Shares are listed on one or more established stock exchanges or traded on an automated quotation systems, then the Committee may distribute such depository receipts representing an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award in lieu of Shares in settlement of any Award. If the number of Shares represented by a depository receipt is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of depository receipts in lieu of Shares. All Shares acquired by an Eligible Individual are subject to the terms of the Company’s Memorandum and Articles of Association as in force at the time of issue and as amended from time to time.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Jurisdictions. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in the jurisdictions in which the Service Recipients operate or have Eligible Individuals, or in order to comply with the requirements of any securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Service Recipients shall be covered by the Plan; (b) determine which Eligible Individuals are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any Applicable Laws including necessary local governmental regulatory exemptions or approvals or listing requirements of any such securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the any Applicable Laws.

ARTICLE 5.

OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Award Agreement but may not be less than the Fair Market Value of a Share on the date of grant. No Shares may be issued for less than par value.

(b) Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipient or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(c) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting and that a partial exercise must be with respect to a minimum number of shares. The Administrator shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised. Options may only be exercised in compliance with all Applicable Laws regarding insider trading and market abuses, as well as, the Company’s insider trading policy and the market trading blackout periods included therein.

(d) Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

(e) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Laws or regulations, and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends in the register of members and issuing stop-transfer notices to agents and registrars;

(iii) In the event that the Option shall be exercised pursuant to Section 8.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(iv) Full payment of the exercise price and applicable withholding taxes to the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 8.1 and 8.2.

(f) Term. The term of any Option granted under the Plan shall not exceed ten years. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

(g) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Holder. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Options. Incentive Options may be granted to Employees of the Company or a Subsidiary of the Company (which qualifies as a subsidiary corporation under Section 424(e) and (f) of the Code respectively) and any other entities the employees of which are eligible to receive Incentive Options under the Code. Incentive Options may not be granted to Directors or Consultants. The terms of any Incentive Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a) Expiration of Option. An Incentive Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Holder’s Termination of Service as an Employee (save in the case of termination on account of Disability or death); and

(iii) One year after the date of the Holder’s Termination of Service on account of Disability or death. Upon the Holder’s Disability or death, any Incentive Options exercisable at the Holder’s Disability or death may be exercised by the Holder’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Holder’s last will and testament, or, if the Holder fails to make testamentary disposition of such Incentive Option or dies intestate, by the person or persons entitled to receive the Incentive Option pursuant to the Applicable Laws of descent and distribution as determined under Applicable Laws.

(b) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Options are first exercisable by a Holder in any calendar year may not exceed U.S. $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Options are first exercisable by a Holder in excess of such limitation, the excess shall be considered Non-Qualified Options.

(c) Ten Percent Owners. An Incentive Option shall be granted to any individual who, at the date of grant, owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Sections 424(e) or 424(f) of the Code, respectively) only if such Option is granted at a price that is not less than one hundred ten percent (110%) of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Transfer Restriction. The Holder shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Option within (i) two years from the date of grant of such Incentive Option or (ii) one year after the transfer of such Shares to the Holder.

(e) Expiration of Incentive Options. No Award of an Incentive Option may be made pursuant to this Plan after the tenth anniversary of the Restatement Effective Date.

(f) Right to Exercise. During a Holder’s lifetime, an Incentive Option may be exercised only by the Holder.

5.3 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.4 Early Exercise of Options. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested Restricted Shares with respect to any unvested portion of the Option so exercised; provided, however, that no Shares may be issued for less than par value. Restricted Shares acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 6.

AWARDS OF RESTRICTED SHARES

6.1 Award of Restricted Shares.

(a) The Administrator is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the amount of, and the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Share as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Share; provided, however, that such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Laws. In all cases, legal consideration (including to the extent permitted by Applicable Laws services) shall be required for each issuance of Restricted Shares. No Shares may be issued for less than par value.

6.2 Rights as Shareholders. Upon issuance of Restricted Shares, and when a Holder’s purchase or receipt of the Restricted Shares is entered upon entry in the Company’s register of members or upon the records of the duly authorized transfer agent of the Company, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3. No adjustment shall be made for a dividend or other right in respect of any Restricted Share for which the record date is prior to the date the Holder is entered on the Company’s register of members in respect of such Restricted Shares, except as provided in Article 11 of the Plan.

6.3 Restrictions. All Restricted Shares (including any shares received by Holders thereof with respect to Restricted Shares as a result of share dividends, share subdivisions or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Service Recipient, or other criteria selected by the Administrator. By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Share may not be sold or encumbered until all restrictions are terminated or expire.

6.4 Repurchase or Forfeiture of Restricted Shares. If no price was paid by the Holder for the Restricted Shares, upon a Termination of Service the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration. If a purchase price was paid by the Holder for the Restricted Shares, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Shares then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Shares or such other amount as may be specified in the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events the Holder’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and shall be non-forfeitable, and if applicable, the Company shall not have a right of repurchase.

6.5 Evidencing Restricted Shares. Restricted Shares granted pursuant to the Plan shall be registered on the Company’s register of members as such, referring to such terms, conditions and restrictions as are applicable to such Restricted Share. In the event that the Company issues certificates evidencing Restricted Shares, then such certificates must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share, and the Company may, in its sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

OTHER AWARDS

7.1 Restricted Share Units.

(a) The Administrator is authorized to grant Restricted Share Units to any Eligible Individual. The number and terms and conditions of Restricted Share Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including service to the Service Recipients, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Share Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Share Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code, to the extent applicable to the Holder. The Administrator shall establish the purchase price, if any, and form of payment for each Restricted Share Unit; provided, however, that such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Laws. Upon the vesting of a Restricted Share Unit, the Holder Participant shall be entitled to receive from the Company one Share or an amount of cash or other property equal to the Fair Market Value of one Share on the settlement date, as the Administrator shall determine and as provided in the applicable Award Agreement. The Administrator may provide that settlement of Restricted Share Units shall occur upon or as soon as reasonably practicable after the vesting of the Restricted Share Units or shall instead be deferred, on a mandatory basis or at the election of the Holder, in a manner that complies with Section 409A.

(b) A Holder shall have no voting rights with respect to any Restricted Share Units unless and until Shares are delivered in settlement thereof. The Shares deliverable under the Plan shall not have voting rights except as required by Applicable Law.

(c) To the extent provided by the Administrator, a grant of Restricted Share Units may provide a Holder with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or Shares and may be subject to the same restrictions on transfer and forfeitability as the Restricted Share Units with respect to which the Dividend Equivalents are paid, as determined by the Administrator, subject, in each case, to such terms and conditions as the Administrator shall establish and set forth in the applicable Award Agreement.

7.2 Other Share or Cash-Based Awards. Other Share or Cash-Based Awards may be granted hereunder to Eligible Individuals, including, without limitation, Awards entitling Holders to receive Shares to be delivered in the future. Such Other Share or Cash-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments and/or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share or Cash-Based Awards may be paid in Shares, cash or other property, as the Administrator shall determine. Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each Other Share or Cash-Based Award, including any purchase price, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement.

ARTICLE 8.

ADDITIONAL TERMS OF AWARDS

8.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, which shall be set forth in the applicable Award Agreement, including, without limitation: (a) cash, check or cash equivalent, (b) delivery of Shares owned by the Holder (including Shares issuable pursuant to the Award) valued at their Fair Market Value, provided (i) such method of payment is then permitted under Applicable Laws, (ii) such Shares, if acquired directly from the Company, was owned by the Holder for such minimum period of time, if any, as may be established by the Company at any time, and (iii) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements, (c) following the first Trading Date, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan to the extent prohibited by Applicable Laws.

8.2 Tax Withholding. No Shares shall be delivered under the Plan to any Holder until such Holder has made arrangements acceptable to the Administrator for the satisfaction of any income, employment, social welfare or other tax withholding obligations under Applicable Laws. Each Service Recipient shall have the authority and the right to deduct or withhold, or require a Holder to remit to the applicable Service Recipient, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s employment, social welfare or other tax obligations) required by Applicable Laws to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to satisfy such tax obligations, subject to Section 8.8, any Company insider trading policy (including blackout periods) and Applicable Laws, to the extent permitted by the Administrator, (a) in whole or in part by delivery of Shares, including Shares retained by the Company from the Award creating the tax obligation, valued at their Fair Market Value, and (b) with respect to Awards granted on or after the Restatement Effective Date, following the first Trading Date, unless the Administrator otherwise determines, through (i) delivery (including, without limitation, telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (ii) delivery (including, without limitation, telephonically to the extent permitted by the Company) by the Holder to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such taxable income. The Administrator shall determine the Fair Market Value of the Shares, consistent with Applicable Laws, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of shares to pay the Option exercise price or any tax withholding obligation. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Holder.

8.3 Transferability of Awards.

(a) Except as otherwise provided in Section 8.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, as required under applicable domestic relations laws, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to applicable domestic relations law; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then Applicable Laws of descent and distribution.

(b) Notwithstanding Section 8.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Option to certain persons or entities related to the Holder, including but not limited to members of the Holder’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Holder’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Administrator may establish, including the following conditions: (i) an Award transferred shall not be assignable or transferable other than by will or the laws of descent and distribution; (ii) an Award transferred shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the permitted transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Laws and (C) evidence the transfer.

(c) Notwithstanding Section 8.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property jurisdiction, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

8.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue the Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Shares are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws. The Administrator may place legends on any book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Laws, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be entered in the Company’s register of members (or, as applicable, the Administrator or the transfer agent of the Company).

(f) Shares acquired in respect of Awards shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in the applicable Award Agreement or in an exercise notice, shareholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such Shares shall be conditioned on the Holder’s consent to such terms and conditions and the Holder’s entering into such agreement or agreements.

8.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

8.6 Applicable Currency. Unless otherwise required by Applicable Laws, or as determined in the discretion of the Administrator, all Awards shall be designated in U.S. dollars. A Holder may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Holder resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in another foreign currency, as permitted by the Administrator, the amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Administrator on the date of exercise.

8.7 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its subsidiaries and affiliates may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its subsidiaries and affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its subsidiaries and affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its subsidiaries and affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel a Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. A Holder may contact their local human resources department for more information on the consequences of refusal to consent or withdrawal of consent.

8.8 Lock-Up Period. The Company may, at the request of any representative of the underwriters (the “Managing Underwriter”) or otherwise, in connection with any registration of the offering of any securities of the Company under the Securities Act or any other Applicable Laws, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other securities of the Company during a period of up to one hundred eighty days following the effective date of such registration.

ARTICLE 9.

ADMINISTRATION

9.1 Administrator. The Committee shall administer the Plan; provided, however, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 9.6.

9.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.3. Any such grant or award under the Plan need not be the same with respect to each Holder. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Applicable Laws are required to be determined in the sole discretion of the Committee.

9.3 Action by the Administrator. Unless otherwise established by the Board or in any charter of the Committee, a majority of the individuals serving as the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each individual serving as the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of a Service Recipient, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

9.4 Authority of Administrator. Subject to Section 9.2 and any other specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances the exercise price of an Award may be paid in cash, Shares, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

9.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

9.6 Delegation of Authority. To the extent permitted by Applicable Laws, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 9; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 9.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 10.

MISCELLANEOUS PROVISIONS

10.1 Effective Date. This amended and restated Plan has been adopted and approved by the Board, subject to shareholder approval by Ordinary Resolution (as such term is defined in the Company’s Memorandum and Articles of Association). This amended and restated Plan will be effective as of the date it is approved by the Board (the “Restatement Effective Date”). This amended and restated Plan will be subject to approval by Ordinary Resolution (as such term is defined in the Company’s Memorandum and Articles of Association) by the shareholders of the Company within twelve (12) months following the Restatement Effective Date. Awards may be granted or awarded prior to such shareholder approval; provided that no Award shall become exercisable, vested or realizable, as applicable to such Award, unless this amended and restated Plan has been approved by the Company’s shareholders within twelve (12) months before after the Restatement Effective Date; and provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under this amended and restated Plan shall thereupon be canceled and become null and void. Notwithstanding anything to the contrary contained herein, none of the amendments contained in this amended and restated Plan will amend any outstanding Option granted prior to the Restatement Effective Date that is intended to qualify as an Incentive Stock Option to the extent such amendment would cause the Option not to so qualify, or amend any outstanding Option granted prior to the Restatement Effective Date to the extent such amendment would result in a modification of such Option under Section 409A of the Code, in which case such Option or Award will continue to be governed by the terms of the Plan as in effect prior to this amendment and restatement, to the extent necessary to preserve such Incentive Stock Option status or avoid any such modification under Section 409A of the Code.

10.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Restatement Effective Date. Any Awards that are outstanding on the tenth anniversary of the Restatement Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

10.3 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 10.3, at any time and from time to time, the Administrator may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Administrator to extend the term of the Plan or the exercise period for an Option beyond ten years from the date of grant, or (iii) results in a material increase in benefits or a change in eligibility requirements. Except as provided in the Plan or any Award Agreement, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded.

10.4 No Shareholder Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

10.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

10.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for a Service Recipient. Nothing in the Plan shall be construed to limit the right of a Service Recipient: (a) to establish any other forms of incentives or compensation for Eligible Individuals, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any company, partnership, limited liability company, firm or association.

10.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws (including but not limited to securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Laws.

10.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

10.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Cayman Islands without regard to conflicts of laws thereof.

10.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Restatement Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Company shall have no obligation to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

10.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

10.12 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Holder’s employment or services at any time, nor confer upon any Holder any right to continue in the employ or service of any Service Recipient.

10.13 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company, any Subsidiary or any Related Entity.

10.14 Indemnification. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as an Administrator, director, officer, other employee or agent of the Company. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.15 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Service Recipient except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

10.16 Expenses. The expenses of administering the Plan shall be borne by the Service Recipients.

10.17 Governing Documents. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Holder and the Company or any Subsidiary of the Company that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments. In the event of any Equity Restructuring, and notwithstanding anything to the contrary in this Article 11, the Administrator shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company), and (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto), which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Holders, and/or the making of a cash payment to Holders, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 11.1 shall be nondiscretionary and shall be final and binding on the affected Holder and the Company; provided that whether an adjustment is equitable shall be determined by the Administrator.

11.2 Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Holder, if a Corporate Transaction occurs and a Holder’s Awards are not converted, assumed, or replaced by a successor as provided in Section 11.3, the Administrator may provide that such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Corporate Transaction, the Administrator may in its sole discretion provide for (a) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Holder the right to exercise such Awards during a period of time as the Administrator shall determine, (b) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment), or (c) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.

11.3 Assumption of Awards – Corporate Transactions. In the event of a Corporate Transaction, each Award may be assumed by the successor entity or Parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, an Award will be considered assumed if the Award either is (a) assumed by the successor entity or Parent thereof or replaced with a comparable award (as determined by the Administrator) with respect to capital shares (or equivalent) of the successor entity or Parent thereof or (b) replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. If an Award is assumed in a Corporate Transaction, then such Award, the replacement award or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately upon termination of the Holder’s employment or service with all Service Recipients within twelve (12) months of the Corporate Transaction without Cause.

11.4 Outstanding Awards – Other Changes. In the event of any change in the capitalization of the Company or corporate change, including those specifically referred to in this Article 11, and including any distribution, share subdivision, combination or exchange of Shares, amalgamation, arrangement or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Corporate Transaction, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change, that affects the Shares or the share price of a Share, including a Corporate Transaction, the Administrator may, in its absolute discretion, make such adjustments as the Administrator may consider appropriate to prevent dilution or enlargement of rights under the Plan or with respect to any Award in (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company); and (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto), which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable.

11.5 No Other Rights. Except as expressly provided in the Plan, no Holder shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other company. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Ambrx Biopharma Inc. on August 2, 2019, and further amended by the Board of Directors of Ambrx Biopharma Inc. on November 6, 2020 and January 29, 2021, respectively.

* * * * *

I hereby certify that the foregoing Plan was approved by the shareholders of Ambrx Biopharma Inc. on August 2, 2019, and the increase in the number of Shares reserved under this Plan as set forth in Section 3.1(a) of this Plan was approved by the shareholders of Ambrx Biopharma Inc. on November 6, 2020 and February 7, 2021.

Executed on this 10th day of February 2021.

/s/ Feng Tian
Corporate Officer

AMBRX BIOPHARMA

SHARE INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

The Administrator has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code and the regulations issued thereunder (“Section 25102(o)”). Notwithstanding anything to the contrary contained in the Plan and except as otherwise determined by the Administrator, the provisions set forth in this supplement shall apply to all Awards granted under the Plan to a Holder who is a resident of the State of California on the date of grant (a “California Holder”) and which are intended to be exempt from registration in California pursuant to Section 25102(o). This supplement shall not apply to Awards granted to California Holders after the date on which the Company becomes a Publicly Listed Company. Definitions in the Plan are applicable to this supplement.

1. Additional Limitations On Options.

(a) Maximum Duration of Options. No Options granted to California Holders will be granted for a term in excess of 10 years.

(b) Minimum Exercise Period Following Termination. Unless a California Holder’s Termination of Service for Cause, in the event of a Termination of Service, to the extent required by Applicable Laws, he or she shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, as follows: (i) at least six months from the date of termination, if termination was caused by such Holder’s death or disability and (ii) at least 30 days from the date of termination, if termination was caused other than by such Holder’s death or disability.

2. Additional Limitations For Grants. The terms of all Awards granted to California Holders shall comply, to the extent applicable, with Sections 260.140.41 and 260.140.42 of the California Code of Regulations.

3. Additional Limitations Relating to Definition of Fair Market Value. For purposes of this supplement, “Fair Market Value” shall be determined in a manner not inconsistent with Section 260.140.50 of the California Code of Regulations.

4. Adjustments. The Administrator will make such adjustments to an Award held by a California Holder as may be required by Section 260.140.41 or Section 260.140.42 of the California Code of Regulations.

5. Additional Requirement To Provide Information To California Holders. To the extent required by Section 260.140.46 of the California Code of Regulations, the Company shall provide to each California Holder and to each California Holder who acquires Shares pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key persons whose duties in connection with the Company assure their access to equivalent information. In addition, this information requirement shall not apply to the Plan to the extent that it complies with all conditions of Rule 701 of the Securities Act (“Rule 701”) as determined by the Administrator; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

6. Shareholder Approval; Additional Limitations On Timing Of Awards. The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval; provided that no Award granted to a California Holder shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the Company’s shareholders within twelve months before or after the date the Plan was adopted by the Administrator; and provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan to California Holders shall thereupon be canceled and become null and void.

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AMBRX BIOPHARMA, INC.

NOTICE OF GRANT OF SHARE OPTION

Pursuant to this Notice of Grant of Share Option (this “Notice”), the optionee listed below (the “Holder”) has been granted an option (the “Option”) to purchase certain ordinary shares of Ambrx Biopharma, Inc. (the “Shares”) pursuant to the Ambrx Biopharma Share Incentive Plan, as amended from time to time (the “Plan”), as set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Share Option Agreement attached hereto (the “Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings assigned to such terms in the Notice or the Plan.

Holder:

Option Grant Number:

Date of Option Grant:

Number of Shares:

Exercise Price:	per share

Vesting Commencement Date:

Option Expiration Date:	The date ten (10) years after the Date of Option Grant

Tax Status of Option:	X Incentive Option ☐ Non-Qualified Option

Vested Shares:	Except as provided in the Option Agreement, the number of “Vested Shares” (disregarding any resulting fractional share) as of any date is determined as follows:

[Twenty-five percent (25%) of the total number of Shares subject to this Option shall vest on the first anniversary of the Vesting Commencement Date and 1/48th of the total number of Shares subject to this Option shall vest monthly thereafter (measured as of the day of the month corresponding to the Vesting Commencement Date), so that all of the Shares shall be vested on the fourth (4th) anniversary of the Vesting Commencement Date (and, for purposes of clarification, any additional Shares remaining unvested on such date shall vest on the fourth (4th) anniversary of the Vesting Commencement Date), provided that Holder has not experienced a Termination of Service prior to the applicable vesting date.

In addition, all of the Shares subject to the Option shall vest upon the occurrence of a Corporate Transaction, provided that Holder has not experienced a Termination of Service prior to the applicable vesting date.]

By their signatures below, the Company and Holder agree that the Option is governed by this Notice and by the provisions of the Plan and the Option Agreement, both of which are attached to and made a part of this document. Holder acknowledges receipt of copies of the Plan and the Option Agreement, represents that Holder has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

AMBRX BIOPHARMA, INC.	HOLDER

By:

Signature
Its: Board of Director
Date

Address:	Address:

ATTACHMENTS: Ambrx Biopharma Share Incentive Plan, Option Agreement and Exercise Notice

THE SECURITIES WHICH ARE THE SUBJECT OF THIS OPTION AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS OPTION AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS OPTION AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

AMBRX BIOPHARMA, INC.

SHARE OPTION AGREEMENT

Ambrx Biopharma, Inc. has granted to the Holder named in the Notice of Grant of Share Option (the “Notice”) to which this Share Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase Shares upon the terms and conditions set forth in the Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Plan, as amended from time to time, the provisions of which are incorporated herein by reference. By signing the Notice, Holder: (a) represents that Holder has received copies of, and has read and is familiar with the terms and conditions of, the Notice, the Plan and this Option Agreement; (b) accepts the Option subject to all of the terms and conditions of the Notice, the Plan and this Option Agreement; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Notice, the Plan or this Option Agreement.

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	TAX CONSEQUENCES.

2.1 Tax Status of Option. This Option is intended to have the tax status designated in the Notice.

(a) Incentive Option. If the Notice so designates, this Option is intended to be an Incentive Option to the maximum extent permitted, but the Company does not represent or warrant that this Option qualifies as such. Holder should consult with Holder’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. If the Option is exercised more than three (3) months after the date on which Holder ceases to be an Employee (other than by reason of Holder’s death or permanent and total disability as defined in Section 22(e)(3) of the Code) or otherwise ceases to qualify as an Incentive Option, the Option will be treated as a Non-Qualified Option and not as an Incentive Option to the extent required by Section 422 of the Code.

(b) Non- Qualified Option. If the Notice so designates, this Option is intended to be a Non-Qualified Option and shall not be treated as an Incentive Option within the meaning of Section 422(b) of the Code.

2.2 ISO Fair Market Value Limitation. If the Notice designates this Option as an Incentive Option, then to the extent that the Option (together with all Incentive Options granted to Holder under all share option plans of the Company, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than one hundred thousand dollars ($100,000), the portion of such options which exceeds such amount will be treated as Non-Qualified Options. For purposes of this Section 2.2, options designated as Incentive Options are taken into account in the order in which they were granted, and the Fair Market Value of shares is determined as of the time the option with respect to such shares is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Option in part and as a Non-Qualified Option in part by reason of the limitation set forth in this Section 2.2, Holder may designate which portion of such Option Holder is exercising. In the absence of such designation, Holder shall be deemed to have exercised the Incentive Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

3.	ADMINISTRATION.

All questions of interpretation concerning this Option Agreement shall be determined by the Administrator. All determinations by the Administrator shall be final and binding upon all persons having an interest in the Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided, the officer has apparent authority with respect to such matter, right, obligation, or election.

4.	EXERCISE OF THE OPTION.

4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Vesting Commencement Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of Shares previously acquired upon exercise of the Option, subject to the Company’s repurchase rights set forth in Sections 9 and 10. The Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Notice, except that any Share as to which the Option would be fractionally vested will be accumulated and will vest and become exercisable only when a whole Share has accumulated. The installments provided for in the vesting schedule are cumulative. In no event shall the Option be exercisable for more Shares than the Number of Shares listed in the Notice. Unless otherwise determined by the Administrator. Any portion of the Option that is not exercisable at the time of Holder’s Termination of Service shall be terminated and cancelled.

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4.2 Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to Holder’s investment intent with respect to such Shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by Holder and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased and any applicable tax withholding. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, and the aggregate Exercise Price and any applicable tax withholding.

4.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) with the consent of the Administrator, by tender to the Company, and repurchase by the Company, of whole Shares owned by Holder having a Fair Market Value not less than the aggregate Exercise Price and utilization of the repurchase price as the payment of the aggregate Exercise Price, (iii) with the consent of the Administrator, and to the extent permitted by Applicable Laws, surrendering Shares then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise, (iv) following the first Trading Date, unless the Administrator otherwise determines, through the (A) delivery (including, without limitation, telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) delivery (including, without limitation, telephonically to the extent permitted by the Company) by Holder to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price, provided in either case, that such amount is paid to the Company at such time as may be required by the Administrator, or (v) by any combination of the foregoing.

(b) Tender of Shares. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or by the repurchase of Shares to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Shares. The Option may not be exercised by tender to the Company, or by repurchase of Shares by the Company, unless such Shares either have been owned by Holder for more than six (6) months (and not used for another option exercise) or were not acquired, directly or indirectly, from the Company, unless otherwise provided by the Administrator.

4.4 Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, Holder hereby authorizes withholding from payroll and any other amounts payable to Holder, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any Shares acquired upon exercise of the Option. The tax withholding obligations may be satisfied in any form of consideration permitted by the Administrator for the payment of the Exercise Price pursuant to Section 4.3(a) above. The Option is not exercisable unless the tax withholding obligations with respect to the Option are satisfied. Accordingly, the Company shall have no obligation to issue Shares until the tax withholding obligations relating to the Option have been satisfied by Holder.

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4.5 Share Registry. Upon exercise of the Option, the Shares as to which the Option is exercised shall be added to and registered on the Company’s share registry in the name of Holder, or if applicable, in the names of the heirs of Holder.

4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all Applicable Laws. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any Applicable Laws. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. HOLDER IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, HOLDER MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require Holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Laws or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7 Fractional Shares. The Company shall not be required to issue fractional Shares upon the exercise of the Option.

5.	NONTRANSFERABILITY OF THE OPTION.

The Option may be exercised during the lifetime of Holder only by Holder or Holder’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of Holder, the Option, to the extent provided in Section 7, may be exercised by Holder’s legal representative or by any person empowered to do so under the deceased Holder’s will or under the then Applicable Laws of descent and distribution.

6.	TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the Option Expiration Date, or (b) the last date for exercising the Option following Holder’s Termination of Service as described in Section 7.

7.	EFFECT OF TERMINATION OF SERVICE.

7.1 Option Exercisability. The Option shall be exercisable following Holder’s Termination of Service as follows:

(a) Disability. If Holder’s Termination of Service is because of the Disability of Holder, the Option shall become fully vested and exercisable as of the date of Holder’s Termination of Service. In addition, the Option, to the extent unexercised and exercisable on the date on which Holder’s Termination of Service by reason of Disability, may be exercised by Holder (or Holder’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date of Holder’s Termination of Service, but in any event no later than the Option Expiration Date. “Disability” means a

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permanent and total disability within the meaning of Section 22(e)(3) of the code, as it may be amended from time to time.

(b) Death. If Holder’s Termination of Service is because of the death of Holder, the Option shall become fully vested and exercisable as of the date of Holder’s death. In addition, the Option, to the extent unexercised and exercisable on the date on which Holder’s Termination of Service, may be exercised by Holder’s legal representative or other person who acquired the right to exercise the Option by reason of Holder’s death at any time prior to the expiration of twelve (12) months after the date of Holder’s Termination of Service, but in any event no later than the Option Expiration Date.

(c) Other Termination of Service. If Holder experiences a Termination of Service for any reason, other than as provided in Sections 7.1(a), or 7.1(b), the Option, to the extent unexercised and exercisable by Holder on the date on which Holder’s Termination of Service, may be exercised by Holder at any time prior to the expiration of three (3) months after the date of Holder’s Termination of Service, but in any event no later than the Option Expiration Date.1

7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date Holder is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

7.3 Extension if Holder Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject Holder to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by Holder would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after Holder’s Termination of Service, or (iii) the Option Expiration Date.

8.	RIGHTS AS A SHAREHOLDER, EMPLOYEE OR CONSULTANT.

Holder shall have no rights as a shareholder with respect to any Shares covered by the Option until the date of the issuance of such Shares for which the Option has been exercised (as evidenced by the appropriate entry on the Company’s share registry). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued. If Holder is an Employee, Holder understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and Holder, Holder’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon Holder any right to continue in the service of the Company or interfere in any way with any right of the Company to terminate Holder’s service as an Employee or Consultant, as the case may be, at any time.

9.	RIGHT OF FIRST REFUSAL.

9.1 Grant of Right of First Refusal. Except as provided in Section 9.7 below, in the event Holder, Holder’s legal representative, or other holder of shares acquired upon exercise of the Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Shares acquired upon exercise of the Option (the “Transfer Shares”) to any person or entity, including, without limitation, any shareholder of the Company, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 9 (the “Right of First Refusal”).

[1]	NTD: Executive version of option agreement will include nine months to exercise in the event of a termination without Cause or resignation for Good Reason.

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9.2 Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, Holder shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Administrator in good faith. If Holder proposes to transfer any Transfer Shares to more than one Proposed Transferee, Holder shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both Holder and the Proposed Transferee and must constitute a binding commitment of Holder and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

9.3 Bona Fide Transfer. If the Company determines that the information provided by Holder in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give Holder written notice of Holder’s failure to comply with the procedure described in this Section 9, and Holder shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 9. Holder shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

9.4 Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and Holder otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to Holder of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by Holder or issued by a person other than Holder with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and Holder shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of Holder to the Company shall be treated as payment to Holder in cash to the extent of the unpaid principal and any accrued interest canceled.

9.5 Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and Holder otherwise agree) within the period specified in Section 9.4 above, Holder may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from Holder and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Holder, shall again be subject to the Right of First Refusal and shall require compliance by Holder with the procedure described in this Section 9.

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9.6 Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Option Agreement, including this Section 9 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Section 9 are met.

9.7 Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of the Option if such transfer or exchange is in connection with a Corporate Transaction. If the consideration received pursuant to such transfer or exchange consists of Shares of the Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 9.9 below result in a termination of the Right of First Refusal.

9.8 Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

9.9 Early Termination of Right of First Refusal. The other provisions of this Option Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Corporate Transaction, unless the Company’s rights and obligations under the Option are assumed in the Corporate Transaction or substantially equivalent option is substituted therefor, or (b) the first Trading Date of the Shares.

10.	VESTED SHARE REPURCHASE OPTION.

10.1 Grant of Vested Share Repurchase Option. Except as provided in Section 10.4 below, in the event of Holder’s Termination of Service, the Company shall have the right to repurchase the Shares acquired by Holder pursuant to the Option which are Vested Shares (the “Repurchase Shares”) under the terms and subject to the conditions set forth in this Section 10 (the “Vested Share Repurchase Option”).

10.2 Exercise of Vested Share Repurchase Option. The Company may exercise the Vested Share Repurchase Option by written notice to Holder or other holder of the Repurchase Shares, as the case may be, during the Repurchase Period. The “Repurchase Period” shall be the period commencing upon Holder’s Termination of Service and ending on the later of (a) the date ninety (90) days after the commencement of the Repurchase Period or (b) the date ninety (90) days after the Option is last exercised. If the Company fails to give notice during the Repurchase Period, the Vested Share Repurchase Option shall terminate (unless the Company and Holder have extended the time for the exercise of the Vested Share Repurchase Option) unless and until there is a subsequent event triggering application of this Section 10 (a “Repurchase Event”). Notwithstanding a termination of the Vested Share Repurchase Option, the remaining provisions of this Option Agreement shall remain in full force and effect, including, without limitation, the Right of First Refusal set forth in Section 9. The Vested Share Repurchase Option may be exercised, in the Company’s discretion, for some or all of the Repurchase Shares.

10.3 Payment for Repurchase Shares. The repurchase price per Share being repurchased by the Company pursuant to the Vested Share Repurchase Option shall be as follows:

(a) In the event of any Termination of Service other than a Termination of Service by the Company for Cause, the Fair Market Value, as of the date the Vested Share Repurchase Option is being exercised, of the Shares with respect to which the Vested Share Repurchase Option is being exercised; and

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(b) In the event of any Termination of Service by the Company for Cause, the lesser of (i) the Fair Market Value, as of the date the Vested Share Repurchase Option is being exercised, of the Shares with respect to which the Vested Share Repurchase Option is being exercised and (ii) the aggregate purchase price paid for such shares by Holder.

Payment by the Company to Holder shall be made in cash on or before the last day of the Repurchase Period.

10.4 Certain Limitations. Notwithstanding anything herein to the contrary, no payment shall be made under this Section that would cause the Company to violate any Applicable Laws, or any rights or preference of preferred shareholders of the Company, any banking agreement or loan or other financial covenant or cause default of any indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Section that would cause such violation or default shall result in an extension of the Repurchase Period, in the sole discretion of the Administrator, until such payment shall no longer cause any such violation or default and at which time the Vested Share Repurchase Option may be exercised.

10.5 Transfers Not Subject to Vested Share Repurchase Option. The Vested Share Repurchase Option shall not apply to any transfer or exchange of shares acquired upon exercise of the Option if such transfer or exchange is in connection with a Corporate Transaction. If the consideration received pursuant to such transfer or exchange consists of Shares of the Company, such consideration will remain subject to the Vested Share Repurchase Option unless the provisions of Section 10.7 below result in a termination of the Vested Share Repurchase Option.

10.6 Assignment of Vested Share Repurchase Option. The Company shall have the right to assign the Vested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

10.7 Early Termination of Vested Share Repurchase Option. The other provisions of this Option Agreement notwithstanding, the Vested Share Repurchase Option shall terminate and be of no further force and effect upon (a) the occurrence of a Corporate Transaction, unless the Company’s rights and obligations under the Option are assumed or a substantially equivalent option is substituted therefore, or (b) the first Trading Date of the Shares.

11.	NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

Holder shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, if the Notice designates this Option as an Incentive Option, Holder shall (a) promptly notify the Company if Holder disposes of any of the Shares acquired pursuant to the Option within one (1) year after the date Holder exercises all or part of the Option or within two (2) years after the Date of Option Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as Holder disposes of such Shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, Holder shall hold all Shares acquired pursuant to the Option in Holder’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Option Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on the Share registry requesting that the Company be notified of any such transfers. The obligation of Holder to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the Company’s share registry.

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12.	LEGENDS.

The Company may at any time place legends referencing the Right of First Refusal or the Vested Share Repurchase Option, and any Applicable Laws on its share registry with respect to Shares subject to the provisions of this Option Agreement. Unless otherwise specified by the Company, legends placed on such Shares may include, but shall not be limited to, the following:

12.1 “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

12.2 “THE SHARES ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION AND VESTED SHARE REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

12.3 “THE SHARES WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO TWO YEARS FROM THE DATE OF GRANT OR ONE YEAR FROM THE DATE OF EXERCISE. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO SUCH DATES AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.”

13.	LOCK-UP AGREEMENT.

Holder hereby agrees that in the event of any underwritten public offering of Shares, including an initial public offering of Shares, made by the Company pursuant to an effective registration statement filed under the Securities Act or any similar law of any foreign jurisdiction, Holder shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares or any rights to acquire Shares for such period of time from and after the effective date of such registration statement as may be established by the underwriter or otherwise for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to Shares registered in the public offering under the Securities Act.

14.	RESTRICTIONS ON TRANSFER OF SHARES.

No Shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of Holder), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement and any such attempted disposition shall be void. The Company shall not be

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required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred.

15.	MISCELLANEOUS PROVISIONS.

15.1 Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

15.2 Termination or Amendment. The Administrator may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 10.10 and Article 11 of the Plan, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of Holder unless such termination or amendment is necessary to comply with any Applicable Laws or is required to enable the Option, if designated an Incentive Option in the Notice, to qualify as an Incentive Option. No amendment or addition to this Option Agreement shall be effective unless in writing.

15.3 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office or other government postal service, by registered or certified mail, with postage and fees prepaid, or with a reputable common carrier service, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

15.4 Integrated Agreement. The Notice, this Option Agreement and the Plan constitute the entire understanding and agreement of Holder and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among Holder and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

15.5 Applicable Laws. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

15.6 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Incentive Option	Holder:

Non-Qualified Option	Date:

OPTION EXERCISE NOTICE

Ambrx Biopharma, Inc.

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase ordinary shares (the “Shares”) of Ambrx Biopharma, Inc. (the “Company”) pursuant to the Company’s Share Incentive Plan, as amended from time to time (the “Plan”), my Notice of Grant of Option (the “Notice”) and my Option Agreement (the “Option Agreement”) as follows:

Option Grant Number:

Date of Option Grant:

Number of Shares:

Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares:

Total Shares Purchased:

Total Exercise Price (Total Shares X Price per Share)	$

3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

☐ Cash:	$

☐ Check:	$

☐ Other:	Contact Administrator

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If I am exercising a Non-Qualified Option, I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

☐ Cash:	$

☐ Check:	$

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☐ Other:	Contact Administrator

5. Holder Information.

My address is:

My Social Security Number is:

6. Notice of Disqualifying Disposition. If the Option is an Incentive Option, I agree that I will promptly notify the Company if I transfer any of the Shares within one (1) year from the date I exercise all or part of the Option or within two (2) years of the Date of Option Grant.

7. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement, including the Right of First Refusal and Vested Share Repurchase Option set forth therein, to all of which I hereby expressly assent. This Option Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

8. Holder Representations. I understand and acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 or Rule 701 under the Securities Act. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the Company’s share registry will contain legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.

I am aware that Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.

9. Further Instruments. I hereby agree to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of the Option Agreement and the Plan, including, without limitation, restrictions on the transferability of Shares and the right of the Company to repurchase Shares.

10. Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 15.3 of the Option Agreement.

11. Tax Consultation. I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice. I is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. I understand that I (and not the Company) shall be responsible for my tax liability that may arise as a result of this investment or the transactions contemplated by the Option Agreement.

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12. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Notice, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and me with respect to the subject matter hereof. I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice and my Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

AMBRX BIOPHARMA, INC.

By:
Title:
Dated:

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